Exhibit 5.2

sfitzke@ssf-law.net

October 15, 2013

Board of Directors
Colorado Income Holdings, Inc.
7899 South Lincoln Court, Suite 205
Littleton, CO  80122

Re:  Colorado Income Holdings, Inc. Registration Statement (Form S-1) Filing

Dear Board of Directors:

I am an attorney licensed to practice law in the State of Colorado, and I am qualified to render the opinions expressed herein.  Stewart, Shortridge & Fitzke, PC has been requested to provide an opinion pursuant to the laws of the State of Colorado and the  organizational documents of Colorado Income Holdings, Inc. (“the Company”) concerning the  organization of the Company and the validity and enforceability of the debt securities which the Company seeks to issue pursuant to the Registration.

In that capacity, we have examined original copies, certified or otherwise identified to our satisfaction, of the company’s Articles of Incorporation, By-Laws, and organizational minutes; the records of the Colorado Secretary of State; the Promissory Note attached to the Registration as Exhibit 4.1; and, we have examined and considered such laws and regulations as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth below.

Based upon the foregoing, we are of the opinion that:

1.           Colorado Income Holdings, Inc. is a corporation duly organized and validly existing under the laws of the State of Colorado.  A copy of a Certificate of Good Standing for the company from the Colorado Secretary of State is attached hereto.

2.           Under its organizational documents and under Colorado law, Colorado Income Holdings, Inc. has the power to create the obligation(s) evidenced by the Promissory Note(s) to be issued.

3.           Colorado Income Holdings, Inc. has taken the necessary steps under its organizational documents and under Colorado law to authorize it to enter into the obligation(s) evidenced by the Promissory Note(s) to be issued.

4.           So long as the Promissory Note(s) is/are validly executed, the debt securities evidenced by the Promissory Note(s) will be binding contractual obligations of Colorado Income Holdings, Inc., subject to the terms and conditions of said Promissory Note(s).

5.           The Promissory Note attached to the Registration as Exhibit 4.1, upon receipt by Colorado Income Holdings, Inc. of the agreed upon consideration therefore, will be duly authorized and, upon the sale thereof, will be duly authorized validly issued, fully paid, and non-assessable.

We  hereby consent to be named in the Prospectus forming Part 1 of the aforesaid Registration Statement under the caption, “Legal Proceedings” and the filing of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    STEWART, SHORTRIDGE & FITZKE, PC

                                    /s/

                                    R. Scott Fitzke
                                    Shareholder

Enclosure

G:\WP\CLIENTS\Colorado Income Holdings, Inc\Correspondence\Colo Income Holdings Ltr1.doc